Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2015, with respect to the combined consolidated financial statements of TransTech Pharma, LLC and High Point Pharmaceuticals, LLC included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-204951) and related Prospectus of vTv Therapeutics Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

July 1, 2015